15632 Roxford Street Sylmar, CA 91342-1265 818-986-0000 818-833-1342 fax www.QPClasers.com

SYLMAR, CA, June 27, 2007 -
FOR IMMEDIATE RELEASE:
Wednesday June 27, 2007

QPC COMMENTS ON RECENT MARKET ACTIVITY IN COMPANY STOCK

SYLMAR, CA, June 27, 2007 - QPC Lasers, Inc. (OTCBB: QPCI) “QPC,” a world leader in the development and commercialization of high brightness, high power semiconductor lasers for the industrial, defense, and medical markets, today commented on recent market activity in the Company's common stock. The Company noted that there had been an extraordinary increase in trading activity in the Company's stock on June 26, 2007.

"It has been reported to us that the position of a large stockholder was liquidated on June 26 as a result of circumstances unique to that stockholder," said George Lintz, QPC's co-founder, vice chairman and CFO. "While we have not yet been able to fully verify that information, we are not aware of any fundamental change in the Company's financial position, operating performance or prospects which would result in such a significant increase in trading activity."

Jeffrey Ungar, QPC’s co-founder, chairman and CEO, said, "Our management and staff remain focused upon soundly executing against our business objectives for the remainder of the year and beyond and are very pleased by our progress in that regard."

Forward Looking Statements
This release and other materials released by the Company from time to time contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the materials the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the sections of the Company's reports filed with the Securities and Exchange Commission entitled "Risk Factors") relating to the Company's industry, the Company's operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's reports filed with the Securities and Exchange Commission.

15632 Roxford Street Sylmar, CA 91342-1265 818-986-0000 818-833-1342 fax www.QPClasers.com

About QPC Lasers, Inc.
QPC Lasers, Inc. (www.QPClasers.com) is a world leader in the development and commercialization of high-brightness, high-power semiconductor lasers for the defense, homeland security, industrial, and medical markets. Founded in the year 2000, QPC is vertically integrated from epitaxy through packaging and performs all critical fabrication processes at its state-of-the-art high-technology facility in the Los Angeles suburb of Sylmar, CA. QPC is a publicly traded U.S. company (OTCBB: QPCI) and is ISO certified.

Contact QPC Lasers, Inc.
818-986-0000
info@QPClasers.com
www.QPClasers.com
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Contact Investor Relations
MKR Group, Inc.
Marie Dagresto or Todd Kehrli
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